Exhibit 3.129

ARTICLES OF INCORPORATION

OF

HERREN ENTERPRISES, INC.

ONE:  The name of this corporation is HERREN ENTERPRISES, INC.

TWO:  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:  The name and address in this state of the corporation’s initial agent for service of process is H. CLAY PEAVIS, JR., 1151 Dove Street, Suite 200, Newport Beach, California.

FOUR:  The total number of shares which the corporation is authorized to issue is ONE THOUSAND (1,000).

Dated:                                , 1997.

/s/ Bruce W. Herren
BRUCE W. HERREN, Incorporator

I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

/s/ Bruce W. Herren
BRUCE W. HERREN

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CERTIFICATE OF AMENMENT

OF

ARTICLES OF INCORPORATION

OF

HERREN ENTERPRISES, INC.

BRUCE HERREN and PATRICIA HERREN certify that:

1.                                      They are the President and the Assistant Secretary, respectively, of HERREN ENTERPRISES; INC., a California corporation.

2.                                      The Articles of Incorporation of this Corporation are amended by adding thereto the following articles:

FIVE: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIXTH: By bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, the corporation may provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such additional indemnification set forth in Section 204 of the California Corporations Code.

3.                                      The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                      The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code.  The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment is 100 shares of common stock, and the number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of common stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: April 21, 1995

/s/ Bruce W. Herren
BRUCE HERREN, President

/s/ Patricia Herren
PATRICIA HERREN, Assistant Secretary

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AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HERREN ENTERPRISES, INC.
a California corporation

The undersigned certifies that:

1.                                       They are the president and secretary, respectively, of Herren Enterprises, Inc., a California corporation (the “Corporation”).

2.                                       The Articles of Incorporation of the Corporation are amended and restated to read as follows:

ARTICLE I:  The name of the Corporation is Herren Enterprises, Inc.

ARTICLE II:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III:  This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which the Corporation is authorized to issue is One Thousand (1,000) shares.

ARTICLE IV:  The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE V:  The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

3.                                       The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code.  The total number of outstanding shares of the Corporation is 100.  The numbers of shares voting in favor of the amendment equaled the vote required.  The percentage vote required was more than 50%.

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We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: February 2, 2011

/s/ Bruce W. Herren
Bruce Herren, President

/s/ Carol Hinkle-Herren
Carol Hinkle-Herren, Secretary

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